Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of December, 2011, by and among FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Borrower”), in favor of FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (“Lender”).

WITNESSETH THAT:

WHEREAS, Lender has agreed upon certain conditions to make a loan to Borrower in the principal amount of up to One Hundred Six Million Two Hundred Thousand and No/100ths Dollars ($106,200,000.00) (“Loan”), pursuant to the terms and conditions contained in that certain Loan Agreement, dated of even date herewith, between Lender and Borrower (together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, the “Loan Agreement”), which Loan is evidenced by a Promissory Note (together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, the “Note”) in the face principal amount of $106,200,000.00 and is secured by, among other documents, a Combination Mortgage, Security Agreement and Fixture Financing Statement (together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, the “Mortgage”) pertaining to certain property owned by Borrower and located in the City of Minneapolis, Hennepin County, State of Minnesota, which is described on Exhibit A attached hereto and hereby made a part hereof (“Subject Property”), both of even date herewith; and

WHEREAS, Borrower has executed and delivered to Lender the Note, the Mortgage and the Loan Agreement; and

WHEREAS, Lender has refused to make the Loan to Borrower or to make any advance under the Note, the Mortgage and/or the Loan Agreement unless this Agreement is executed by Borrower and is delivered to Lender.

NOW, THEREFORE, in consideration of Lender’s agreement to make the Loan to Borrower in accordance with the terms of the Loan Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, Borrower hereby absolutely, irrevocably, and unconditionally covenants and agrees with Lender as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)    “Accessibility Regulation” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement relating to accessibility to facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans with Disabilities Act, as amended.

1

(b)    “Environmental Regulation” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement relating to the environment and/or to the impact thereof on human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use, release or disposal of any Hazardous Substance, including without limitation the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, and the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § 6901 et seq. and 42 U.S.C. § 9601 et seq.), as amended.

(c)    “Hazardous Substance” means any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea-formaldehyde, polychlorinated biphenyls, dioxin, radon, toxic mold, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, methane, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner or operator of the Subject Property to any obligations, damages, penalties or liabilities under any applicable Environmental Regulation.

2.    Representations and Warranties. Borrower represents and warrants to Lender that, to the best of its knowledge, all representations and warranties made by Borrower in Subsections 1.3(f) and 1.3(g) of the Mortgage are true, correct and complete on the date hereof and are not misleading in any material respect.

3.    Covenants. Borrower covenants and agrees as follows:

(a)    Borrower shall not store, place, locate, generate, create, produce, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit, dispose of or allow to escape any Hazardous Substance in, upon, under, over or from the Subject Property, or permit any Hazardous Substance to be stored, placed, located, generated, created, produced, processed, treated, handled, transported, incorporated, discharged, emitted, spilled, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom, except for Known Hazardous Substances and Permitted Hazardous Substances (as those terms are defined in the Mortgage) which may be located, stored, used, disposed of, emitted and released in strict accordance with all applicable Environmental Regulations; shall cause all Hazardous Substances (except Known Hazardous Substances and Permitted Hazardous Substances which are being so located, stored, used, disposed of, emitted and released) found thereon to be promptly and properly removed therefrom and properly disposed of, at Borrower’s sole cost and expense, in accordance with all applicable Environmental Regulations; shall detoxify the Subject Property and remediate the adverse effects of any Hazardous Substances thereon; shall not install or permit to be installed any underground storage tank therein or thereunder; shall not permit any violation of any Environmental Regulation to exist upon or with respect to the Subject Property; shall comply with all Environmental Regulations which are applicable to the Subject Property; and shall not settle or compromise any claim, action, suit or proceeding relating to any matter covered by this Agreement to which Lender is a party, without the prior written consent of Lender. At any time, and from time to time, if Lender reasonably suspects that any Hazardous Substance (other than Known Hazardous Substances and Permitted Hazardous Substances which are being used, stored, disposed of, emitted and released in compliance with all applicable Environmental Regulations) may be present upon the Subject Property, or that, due to any change in circumstances, any Known Hazardous Substance or Permitted Hazardous Substance may then pose a threat to health, safety or the environment, and if Lender then so requests, Borrower shall complete an Environmental Assessment (as that term is defined in the Loan Agreement), at Borrower’s sole cost and expense, by an engineer or scientist acceptable to Lender.

2

(b)    Borrower shall comply with all Accessibility Regulations which are applicable to the Subject Property. At any time, and from time to time, if Lender reasonably suspects that a violation of any Accessibility Regulation exists upon the Subject Property, and if Lender so requests, Borrower shall have any Accessibility Regulations compliance report or certification heretofore provided by Borrower to Lender updated and/or amplified, at Borrower’s sole cost and expense, by the person or entity which prepared the same, or shall have such a report prepared for Lender, if none has previously been so provided.

(c)    Borrower shall, promptly after obtaining knowledge thereof, advise Lender of (i) any violation of any applicable Environmental Regulation relating to the Subject Property, (ii) any violation of any applicable Accessibility Regulation relating to the Subject Property, (iii) any governmental or regulatory actions (including without limitation information requests) instituted or threatened in writing under any Environmental Regulation or Accessibility Regulation affecting the Subject Property, including without limitation any notice of inspection, abatement, noncompliance or potential liability, (iv) all claims made or threatened in writing by any third party against Borrower or the Subject Property relating to any Hazardous Substance or a violation of any Environmental Regulation or any Accessibility Regulation, (v) discovery by Borrower of any occurrence or condition on or under the Subject Property or on or under any real property adjoining or in the vicinity of the Subject Property which could subject Borrower, Lender or the Subject Property to a claim or lien under any Environmental Regulation or to any restrictions on ownership, occupancy, transferability or use of the Subject Property under any Environmental Regulation, and (vi) any event which would render any representation or warranty contained in Paragraph 2 of this Agreement incorrect in any respect if made at the time of discovery. Borrower shall promptly deliver to Lender copies of all orders, notices, permits, applications, or other communications and reports, and of such other documentation or records as Lender may reasonably request, relating to any such activity, Hazardous Substance, Environmental Regulation, Accessibility Regulation, violations, actions, claims, liens, discovery or event which Borrower receives or which are susceptible of being obtained by Borrower without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same.

(d)    Intentionally Deleted.

(e)    If by reason of (i) the terms of the Loan Agreement or any other agreement between Borrower and Lender, (ii) any change in the character, nature, extent, location or composition thereof, or (iii) any change in any Environmental Regulation, any Known Hazardous Substance or Permitted Hazardous Substance must be encapsulated, remediated or otherwise specially handled, or must be removed from the Subject Property, Borrower agrees to do so in conformance with the provisions of Subparagraph 3(a) hereof.

3

Notwithstanding anything to the contrary herein set forth, the foregoing covenants of Borrower shall not be applicable to (a) any Hazardous Substance which was not present upon the Subject Property prior to (i) acquisition of title to, possession of and control over the Subject Property by Lender, its successors or assigns, or (ii) satisfaction or release of the Mortgage, whichever shall first occur (“New Hazardous Substance”), unless Borrower thereafter causes said New Hazardous Substance to be present thereupon, or (b) any violation of an Environmental Regulation or Accessibility Regulation arising from a Hazardous Substance or a condition, event, act or occurrence which was not present upon the Subject Property or had not occurred prior to (i) acquisition of title to, possession of and control over the Subject Property by Lender, its successors or assigns, or (ii) satisfaction or release of the Mortgage, whichever shall first occur (“New Violation”), unless such New Violation was caused by the intentional act or negligence of Borrower.

4.    Indemnity. Borrower shall indemnify Lender, its directors, officers, shareholders, employees, agents, contractors, consultants, licensees, invitees, successors and assigns (hereinafter collectively referred to as “Indemnified Parties”) against, shall hold the Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for, any and all losses, claims, demands, judgments, fines, penalties, liabilities, costs, damages and expenses, directly or indirectly incurred by the Indemnified Parties, whether foreseeable or unforeseeable, including court costs and attorneys’ fees (prior to trial, at trial and on appeal), in any action, administrative proceedings or negotiations against or involving any of the Indemnified Parties, resulting from any breach of the covenants set forth in Paragraph 3 hereof, from the incorrectness or untruthfulness of any warranty or representation set forth in Paragraph 2 hereof, from a failure by Borrower to perform any of its obligations hereunder and/or under the Loan Agreement and/or the Mortgage with respect to any Hazardous Substance, any Environmental Regulation or any Accessibility Regulation, or from the existence of any Hazardous Substance in, upon, under or over, or emanating from, the Subject Property, whether or not Borrower is responsible therefor, it being the intent of Borrower and Lender that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement, remediation, clean-up, detoxification, removal and/or disposal of, or otherwise with respect to, Hazardous Substances, or for any violation of any Environmental Regulation or Accessibility Regulation, by virtue of the interest of Lender in the Subject Property created by the Mortgage or any related document or as the result of Lender exercising any of its rights or remedies with respect thereto or thereunder, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu thereof. The foregoing representations, warranties, covenants and agreements of Paragraphs 2 and 3 hereof, and of this Paragraph 4, shall be deemed continuing representations, warranties, covenants and agreements for the benefit of the Indemnified Parties, including (a) any assignee of the Mortgage and/or this Agreement or any interest therein; (b) any successor to Lender as owner and holder of the Mortgage and/or this Agreement by change of name, acquisition, merger, reorganization or restructuring of Lender, or otherwise by operation of law; and (c) any purchaser of the Subject Property at a sheriff’s sale held for the foreclosure of the Mortgage, or any recipient of a deed in lieu of foreclosure from Borrower, and any further transferee of the Subject Property from Lender, or any other such purchaser or recipient, and shall survive the assignment, satisfaction or release, full or partial, of the Mortgage, any foreclosure of the Mortgage, and/or any acquisition of title to the Subject Property or any part thereof by Lender, or anyone claiming by, through or under Lender, as a result of a transfer by Lender or any such other purchaser or recipient prior to

4

or after such foreclosure or acquisition, and also shall survive the repayment or any other satisfaction or termination of the Loan, the Loan Agreement and/or the Note. Any amounts covered by the foregoing indemnification shall bear interest at the Default Rate (as that term is defined in the Loan Agreement) from the date paid, and shall be payable on receipt by Borrower of demand for payment thereof by an Indemnified Party, and are not secured by the Mortgage or any other Loan Document (as that term is defined in the Loan Agreement). Borrower agrees that their obligations under this Agreement are separate from, independent of and in addition to their obligations under the Note, the Mortgage, and/or the Loan Agreement. Notwithstanding anything to the contrary herein set forth, the foregoing agreement to indemnify shall not cover losses, claims, demands, judgments, fines, penalties, liabilities, costs, damages and/or expenses suffered or incurred by any Indemnified Party as the result of any New Hazardous Substance or New Violation.

5.    Liability. The liability of Borrower under this Agreement shall be absolute, unconditional, irrevocable, and shall not be subject to any limitations, if any, on the liability of Borrower set forth in the Note, in the Mortgage, in the Loan Agreement, or in any of the other documents evidencing or securing the Loan. Without limitation, the obligations and liability of Borrower under this Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by any neglect, delay or forbearance of Lender in demanding, requiring or enforcing payment or performance of the obligations and liability of Borrower hereunder, or the death, incapacity, receivership, bankruptcy, insolvency, liquidation or dissolution of Borrower. No action or proceeding brought or instituted under this Agreement, and no recovery made as a result thereof, shall be a bar or a defense to any further action or proceeding under this Agreement, under the Loan Agreement, under the Note, under the Mortgage, or under any of the other documents evidencing or securing the Loan. Borrower shall reimburse Lender and the other Indemnified Parties for all attorneys’ fees and expenses incurred in connection with the enforcement of the Indemnified Parties’ rights under this Agreement, including those incurred in any case, action, proceeding or claim under the Federal Bankruptcy Code or any successor statute or any other insolvency law (whether or not the Indemnified Parties prevail therein).

6.     Notice. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States registered or certified mail, return receipt requested (postage prepaid), addressed to such party at the address specified on the signature page(s) of the Loan Agreement, or at such other address(es) in the United States of America as such party shall have specified to the other parties hereto in writing at least ten (10) days prior to the effective date thereof. All periods of notice shall be measured as provided for in the Loan Agreement.

7.    Severability. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

5

8.    Governing Law; Waiver of Jury Trial. THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER, AND THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THE LOAN AND/OR THIS AGREEMENT. UNLESS BORROWER AND LENDER OTHERWISE AGREE IN WRITING, THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS (AS THAT TERM IS DEFINED IN THE LOAN AGREEMENT) SHALL BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND BORROWER AND LENDER CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT JURISDICTION OR VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT LENDER OR BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, BORROWER OR LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE, BUT ANY STATUTE OF LIMITATION SHALL CONTINUE TO BE TOLLED FOR A PERIOD OF SIX (6) MONTHS AFTER SUCH DISMISSAL.

9.    No Modifications. No modification, amendment, waiver or discharge of this Agreement shall be valid unless the same is in writing and is signed by Borrower and Lender.

10.    Binding Effect; Gender. This instrument shall inure to the benefit of the Indemnified Parties, and their heirs, executors, administrators, personal representatives, successors and assigns, and shall bind Borrower and Borrower’s legal representatives, successors and assigns. The obligations of Borrower under this Agreement shall be enforceable in all events against Borrower, its legal representatives, successors and assigns, and each of them, jointly and severally. The use of any gender herein shall include all other genders.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute a single instrument.

12.    Captions. The captions or headings herein are for convenience of reference only, in no way define, limit or describe the scope or intent of any provision of this Agreement, and are not to be considered in interpreting the same.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, Borrower has duly executed this Agreement as of the day and year first above written.

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

By: /s/ George J. Carter
Name: George J. Carter
Title: President

Borrower

7

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1 (Office Tower Parcel):

Tracts D, I, M, N, O, P, T, X, Z and CC, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 2 (Additional Retail Parcel):

Tracts C, E, F, J, L, S, W, BB and EE, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 3 (Public Parking Garage Parcel):

Together with the optionee's interest in the following described land pursuant to that certain Parking Garage Parcel Right of First Offer Agreement executed by the City of Minneapolis, as optionor, and Ryan 900, LLC, a Minnesota limited liability company, as optionee, a memorandum of which was filed on October 18, 2000, as Document No. 3324809 for which the optionee's interest was assigned to RC-NRI, LLC, a Delaware limited liability company by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated September 29, 2000, filed October 18, 2000, as Document No. 3324812 as limited and affected by Limited Assignment of Right of First Offer (Parking Garage Parcel) dated August 29, 2001, filed October 16, 2001, as Document No. 3446934 AND as amended by First Amendment to Parking Garage Parcel Right of First Offer Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446924. RC-NRI, LLC converted to and changed its name to RC-NRI, LLLP, a Delaware limited liability limited partnership as evidenced by Document Nos. 3555886 and 3569022 and for which the optionee’s interest was assigned to FSP 50 South Tenth Street Corp. a Delaware corporation by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated November 8, 2006, filed November 9, 2006, as Document No. 4325223.

Tracts A, B, G and K, Registered Land Survey No. 1717, Files of the Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1072167.

Parcel 4 (REOA):

Together with the appurtenant easements contained in that certain Reciprocal Easement and Operation Agreement dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and as amended by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224. Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

8

Parcel 5 (9th Street Skyway):

Together with an undivided 50% interest of fee simple ownership, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.

Parcel 6 (10th Street Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (10th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.

Parcel 7 (LaSalle Avenue Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.

Parcel 8 (Nicollet Mall Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (Nicollet Mall Skyway) dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.

Parcel 9 (Parking Agreement):

Together with the appurtenant rights contained in that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 as assigned by Assignment of Public Parking Garage Parking Agreement dated September 29, 2000, filed October 16, 2001, as Document No. 3446922 and as amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

9